Exhibit 107

Calculation of Filing Fee Tables

424(b)(3)

(Form Type)

Madrigal Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(c)	3,914,910	$186.80	$731,305,188	0.00011020	$80,590

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$731,305,188		$80,590

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$80,590

(1)

The shares of Common Stock, par value $0.0001 per share (“Common Stock”), of the registrant will be offered for resale by the selling stockholder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional number of shares of Common Stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement.

(2)

Consists of an aggregate of 3,914,910 shares of the Common Stock, including an aggregate of 1,969,797 shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock and 400,000 shares of common stock issuable upon the conversion of Series B Convertible Preferred Stock of the registrant.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per share and maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on August 7, 2023, which date is within five business days prior to the filing of this prospectus supplement.

(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-256666), filed on June 1, 2021.